Exhibit 8

[FORM OF TAX OPINION]
                        , 2005

Caterpillar Inc.
100 NE Adams Street
Peoria, Illinois 61629-7310

Ladies and Gentlemen:

        We have acted as tax counsel to Caterpillar Inc., a Delaware corporation ("Caterpillar") in connection with the exchange by Caterpillar (the "Exchange") of certain 9 3/8% Debentures due March 15, 2021 and 8% Debentures due February 15, 2023 (the "Old Debentures") for new Debentures due 2035 (the "New Debentures").

        In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) Amendment No. 1 to the Registration Statement of Caterpillar on Form S-4 dated March 23, 2005, 2005 (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, including the Prospectus of Caterpillar that is contained therein and (ii) that certain Indenture dated May 1, 1987 and supplemented June 1, 1989, May 15 1992, and December 16, 1996, among Caterpillar (as issuer) and Citibank, N.A. (as trustee). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

        Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Exchange set forth in the Registration Statement; (ii) the conformity of the New Debentures to the terms set forth in the Registration Statement; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the Exchange will be consummated in the manner contemplated by the Registration Statement.

        Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we confirm that the legal conclusions set forth under the heading "Material U.S. Federal Income Tax Consequences" in the Registration Statement, except as they relate to the federal income tax consequences of the receipt of (a) the early participation payment and (b) cash in lieu of a fractional New Debenture, represent our opinion as to the material federal income tax consequences of the consummation of the Exchange and of holding and disposing of the New Debentures.

        We express no opinion concerning any matters other than those specifically set forth herein.

        Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Exchange or the terms of the New Debentures, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

        This opinion is furnished to you solely for your benefit in connection with the Exchange and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Material U.S. Federal Income Tax Consequences" in the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,
                      GIBSON, DUNN & CRUTCHER LLP